FIRST FEDERAL BANKSHARES, INC.

                             FIRST AMENDMENT TO THE
                              EMPLOYMENT AGREEMENT
                                       FOR
                               MICHAEL W. DOSLAND

     This First Amendment is made effective as of the 1st day of July, 2007 by and between First Federal Bankshares, Inc., a Delaware corporation (the "Company"), with its principal administrative office at 329 Pierce Street, Sioux City, Iowa 51101, and Michael W. Dosland ("Executive").

     WHEREAS, the Company and Executive entered into an employment agreement as of January 4, 2006 (the "Agreement"); and

     WHEREAS, the Company and Executive have mutually agreed to revise certain terms of the Agreement as described herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Company and Executive hereby agree to amend the Agreement as follows.

       1. Section 3(a) of the Agreement is hereby amended in its entirety as follows:

          (a) The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties described in Section 2(b).

               (1) In consideration of the services rendered (and to be rendered) by Executive hereunder, for the period January 4, 2006 to December 31, 2006, the Company paid Executive a salary of $230,000 and an automobile allowance of $871.00 per month.

               (2) For the period January 1, 2007 to June 30, 2007, the Company paid Executive a salary of $242,850.24, in exchange for Executive's relinquishing of his right to receive reimbursement for use of an automobile, which was promised to Executive under Section 5 of the Agreement.

               (3) Effective June 22, 2007, in exchange for Executive's agreeing to reduce his salary under the Agreement, the Company granted Executive stock appreciation rights on 19,701 shares of the Company's common stock.

               (4) Effective July 1, 2007, the Company shall pay Executive a salary of not less than $218,565.12 ("Base Salary"). Such Base Salary shall be payable semi-monthly, or in accordance with the Company's normal payroll practices.

               (5) During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually. Such review shall be conducted by a Committee designated by the Board of Directors of the Company and the Board of Directors of the Bank (collectively the "Boards"), and the Boards may increase, but not decrease, Executive's Base Salary

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          (any  increase  in Base  Salary  shall  become the "Base  Salary"  for purposes of this Agreement). In addition to the Base Salary provided in this Section 3(a), the Company and/or its subsidiaries shall provide Executive at no cost to Executive with all such other benefits as are provided uniformly to permanent full-time employees of the Company and/or its subsidiaries.


       2. Section 5 of the Agreement is hereby amended in its entirety as follows:

          5. WORKING FACILITIES AND EXPENSES

               (a) Executive's principal place of employment shall be the Company's principal executive offices. The Company shall provide Executive, at his principal place of employment, with a private office, secretarial services and other support services and facilities suitable to his position with the Company and necessary or appropriate in connection with the performance of his duties under this Agreement.

               (b) From January 4, 2006 to December 31, 2006, the Company provided Executive with an automobile allowance of $871 per month in lieu of providing an automobile suitable to the position of Chief Executive Officer of the Company, with such automobile to be used by Executive in carrying out his duties under this Agreement and for his personal use such as commuting between his residence and his principal place of employment. The Company reimbursed Executive $871 per month for the cost of maintenance, use and servicing of such automobile. Effective January 1, 2007, Executive relinquished his right to such automobile expense reimbursements, in exchange for an increased base salary for the period January 1, 2007 through June 30, 2007. From July 1, 2007, Executive has relinquished his right to such automobile expenses for the remainder of this Agreement, in exchange for the grant of SARs described in Section 3(a)(3) and the revised Base Salary as described in Section 3(a)(4).

               (c) The Company shall reimburse Executive for his ordinary and necessary business expenses incurred in connection with the performance of his duties under this Agreement, including, without limitation, fees for memberships in such clubs and organizations that Executive and the Board mutually agree are necessary and appropriate to further the business of the Company, and travel and reasonable entertainment expenses. Reimbursement of such expenses shall be made upon presentation to the Company of an itemized account of the expenses in such form as the Company may reasonably require.



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                                   SIGNATURES

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its Chairman of the Board and Executive has signed this Agreement, as of the date first above written.

ATTEST:                                     FIRST FEDERAL BANKSHARES, INC.



/s/ Suzette F. Hoevet                       By:/s/ Arlene T. Curry
------------------------------------           ---------------------------------
Secretary                                      Chairman of the Board


WITNESS:                                    EXECUTIVE



/s/ Peggy E. Smith                          By:/s/ Michael W. Dosland
------------------------------------           ---------------------------------
                                               Michael W. Dosland